Exhibit 99.1

Tempest Announces Private Placement Financing of $15 Million

South San Francisco, Calif., April 27, 2022 (GLOBE NEWSWIRE) – Tempest Therapeutics, Inc. (Nasdaq: TPST), a clinical-stage oncology company developing novel therapeutics that combine both targeted and immune-mediated mechanisms, today announced a $15 million private investment in public equity (PIPE) financing from the sale of 3,149,912 shares of its common stock at a price per share of $2.36 and, in lieu of shares of common stock, pre-funded warrants to purchase up to 3,206,020 shares of its common stock at price per pre-funded warrant of $2.359 to EcoR1 Capital, LLC and Versant Venture Capital. Gross proceeds from the PIPE financings total approximately $15.0 million, before deducting offering expenses.

“We are very pleased to have a top investor such as EcoR1 recognize the value in Tempest, and we strongly appreciate Versant’s continued support of the Company, which has been consistent since our inception,” said Stephen R. Brady, chief executive officer of Tempest. “Given the current capital markets environment, we are also pleased with the equivalent value between the securities, and will continue to diligently execute towards the development of meaningful therapies for patients.”

The closing of the PIPE financing is subject to customary closing conditions and is expected to close by April 29, 2022.

The securities sold in this private placement, including the shares of common stock underlying the pre-funded warrants, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the U.S. except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Tempest Therapeutics has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement and the shares of common stock underlying the pre-funded warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Confidential Draft – Not for Distribution

Forward Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning Tempest Therapeutics, Inc., including without limitation, statements related to the anticipated proceeds to be received in the proposed PIPE, expected timing of closing of the proposed PIPE, and the size and completion of the proposed PIPE. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Forward-looking statements are based on information available to Tempest Therapeutics as of the date hereof and are not guarantees of future performance. Actual events or results may differ materially from those expressed or implied by any forward-looking statements contained herein, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in the Form 10-K filed by Tempest Therapeutics with the Securities and Exchange Commission on March 29, 2022. Except as required by applicable law, Tempest Therapeutics undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest Therapeutics’ views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest Therapeutics.

Investor Contact:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Media Contact:

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@tempesttx.com